Exhibit 99.1

Petrosearch Energy Corporation 675 Bering Drive Houston, TX 77057 (713) 961-9337	FOR IMMEDIATE RELEASE

Investor Relations Contact (713) 334-5123 Email:IRC@petrosearch.com	Piedmont IR, LLC Keith Fetter or Darren Bankston 678-455-3696 info@piedmontir.com

Petrosearch Energy Signs Agreement to Sell Barnett Shale Project

HOUSTON, TX – June 30, 2008 Petrosearch Energy Corporation (OTCBB:PTSG) announced today that its wholly owned subsidiary, Barnett Petrosearch L.L.C., has agreed to sell its 5.54455% limited partnership interest in DDJET Limited LLP (“DDJET”) to Cinco County Barnett Shale LLC (“Cinco”), one of the other two partners in DDJET, for a cash purchase price of $36,000,000.  Cinco paid to Barnett Petrosearch $1,800,000 as a non-refundable deposit to be applied to the purchase price.

Cinco currently owns a 14.45546% limited partnership interest in DDJET.  The remaining partner in DDJET is the general partner which owns an 80% partnership interest in DDJET.  The partners in DDJET had previously received a firm offer from a third party to enter into a definitive agreement to purchase their partnership interests.

The closing of the sale transaction with Cinco is scheduled to occur on July 18, 2008.  Should the general partner elect to exercise a preferential purchase right under the DDJET partnership agreement to match the terms of the Cinco sale agreement, the closing will nevertheless proceed with Cinco on the scheduled closing date and Cinco will assume and indemnify and hold Barnett Petrosearch harmless from any obligations to sell the DDJET partnership interest to the general partner as a result of such exercise.

The process for evaluating the Company’s options and deciding the direction the Company would choose regarding the DDJET sales process was extremely complicated.  The Company explored and evaluated all of the possible alternatives as to their viability, risk/reward profile and value to the Company.  The Company explored (i) exercising its preferential purchase right to purchase 80% of DDJET; (ii) remaining as a partner in DDJET and raising the necessary capital to do so; (iii) merging the Company with a financially viable industry partner; and (iv) becoming a seller of the Company’s DDJET partnership interest to the third party offeror.  While the Company believes that the Barnett Shale project is an economically viable project with excellent long term growth potential, it ultimately made the decision to sell to Cinco based on several factors.  These factors include:

▪
The sales price of $36 million represents a significant premium to the pre-existing offer from the third party offeror as applied to the Barnett Petrosearch interest.  If the sale price in the Cinco transaction for the Company’s interest is extrapolated to the total partnership, this would imply an approximately $650 million valuation for the entirety of the DDJET partnership interest.

▪	The Company invested $14.9 million in the DDJET transaction, which equates the sales price to 242% of our original investment in less than 18 months from the formation of the DDJET partnership.

▪
Through the evaluation process the Company had gained an understanding that the market does not have a favorable view of a small company holding a small non-operated interest in a large project where the non-operator has no control over operations.  The risk of being “drilled out” of the project and continually being subject to capital market conditions to fund investment obligations would have continued to burden the Company’s activities.

▪
The capital needed for the Company to remain in the DDJET project at its current interest was significant, and in order to raise that capital the Company may have been required to complete financing transactions that would have been highly dilutive to the shareholders.

▪	There was a level of uncertainty surrounding the future structure of the DDJET partnership and the plans of the future operator for the DDJET project, which added to the risk of not selling.

▪
The sale will leave the Company with a strong balance sheet – most importantly, a cash position of approximately $14-15 million in excess of any debt and 100% interest in a project with significant proved reserves.

▪	The Company estimates that it has Net Operating Losses to offset most of the gain from the sale of the asset, so there will be minimal income taxes to be paid on the transaction.

▪
The sale allows the Company to focus on the Quinduno water flood project, which has estimated 3P reserves (proved, probable and possible) of approximately 7 million Boe as reported in the Company’s press release dated June 27, 2008.

President and CEO of Petrosearch Richard Dole stated, “We are pleased with the results of the outcome of the DDJET sales process for the Company and shareholders.  The premium value we will receive over the original offer for the Barnett Shale Project made the decision that much clearer.  Our focus will now be on the prudent use of capital to develop the water flood project while still continuing to pursue strategic alternatives for the Company that will create value for the shareholders.”

Please see the Company’s Form 8-K filed today with the SEC for further information.

About Petrosearch

Petrosearch Energy Corporation, a Nevada corporation with executive offices in Houston, Texas, is a resource based energy company with activities focused on two major projects: the Barnett Shale trend, and the Anadarko basin of the North Texas Panhandle.  For more information please visit www.petrosearch.com.

Forward Looking Statements

Statements contained herein and the information incorporated by reference herein may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Forward-looking statements can be identified by the use of forward-looking terminology such as, but not limited to, "may," "will," "expect," "anticipate," "estimate," "would be," "believe," or "continue" or the negative or other variations of comparable terminology. We intend such forward-looking statements to be covered by the safe harbor provisions applicable to forward-looking statements contained in Section 21E of the Exchange Act. Such statements (none of which is intended as a guarantee of performance) are subject to certain assumptions, risks and uncertainties, which could cause our actual future results, achievements or transactions to differ materially from those projected or anticipated. Some of such risks and uncertainties are set forth below.

Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demands and acceptance, changes in technology, economic conditions, the impact of competition and pricing, and government regulation and approvals. Petrosearch cautions that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Some of the key factors which could cause actual results to vary from those Petrosearch expects include changes in natural gas and oil prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the credit and capital markets generally, as well as our ability, and the ability of prospective purchasers of the DDJET partnership interests, to access them, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business.

Our expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, including without limitation, our examination of historical operating trends, data contained in our records and other data available from third parties. There can be no assurance, however, that our expectations, beliefs or projections will result, be achieved, or be accomplished.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no duty to update these forward-looking statements.